UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-A12G

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Surfect Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	88-0513176
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1800 West Broadway Road Tempe, Arizona 85282
(Address of principal executive offices) (Zip Code)

Securities to be registered to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X ]

Securities Act registration statement file number to which this form relates: 333-148858

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.0001 per share
(Title of class)

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.

Description of Registrant’s Securities to be Registered.

Surfect Holdings, Inc. hereby incorporates by reference herein the description of its common stock, par value $0.0001 per share appearing under the caption “Description of Securities” contained in the Registration Statement on Form S-1/A, as filed with the Securities and Exchange Commission on September 4, 2008 and as the same may be subsequently amended. Any form of prospectus that constitutes part of the Registration Statement and is subsequently filed by the registrant with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933 shall be deemed incorporated by reference herein.

Item 2.

Exhibits.

The registrant hereby incorporates by reference herein the following exhibits to the registrant’s Registration Statement on Form S-1/A and subsequent exhibits contained in later amendments to Form S-1/A.

Exhibit Number	Description

3.1	Certificate of Incorporation, dated September 11, 2006 (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed on September 18, 2006 (“September 18, 2006 8-K”))

3.2	Certificate of Amendment, dated September 28, 2006 (incorporated herein by reference to Exhibit 3.1 to the October 3, 2006 8-K )

3.3	Certificate of Amendment, dated December 11, 2007 (incorporated herein by reference to Exhibit 3.1 to our Current Report on Form 8-K dated December 14, 2007)

3.4	By-laws (incorporated by reference to Exhibit 3.2 to the September 18, 2006 8-K)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Surfect Holdings, Inc.

Date: September 18, 2008	By:	/s/ Steven Anderson
Name: Steven Anderson
Title: Chief Executive Officer